EXHIBIT 99.1

Diodes Incorporated

FOR IMMEDIATE RELEASE

Diodes Incorporated Reports Record Second Quarter 2004 Earnings

41% year-over-year revenue increase is 5th consecutive record quarter

WESTLAKE  VILLAGE,  CALIFORNIA,  JULY 28,  2004 - Diodes  Incorporated  (NASDAQ:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported record financial results for the second quarter ended June 30, 2004.

SECOND QUARTER HIGHLIGHTS:
Net income increases 182% to a record $6.1 million, or $0.40 per share, up from
 $2.2 million, or $0.15 per share, in 2Q03.
Revenue increases 41.4% year-over-year and 13.5% sequentially to a record $47.0 million.
Gross margin improves 120 basis points sequentially to 32.0%.
PowerDITM123 and SOT-563 product lines are rolled-out.

Revenues for the second quarter of 2004 were a record $47.0 million, a sequential increase of 13.5% from the first quarter of 2004, and an increase of 41.4% from the second quarter of 2003. Net income for the quarter increased 182% to a record $6.1 million, compared to $2.2 million for the three months ended June 30, 2003, and rose 26.1% sequentially. Diluted earnings per share were $0.40 for the second quarter of 2004, compared with $0.15 for the second quarter of 2003 and $0.32 for the first quarter of 2004.

Revenues for the first six months of 2004 increased 40.9% to $88.4 million, compared to $62.8 million in the same period last year. Net income for the first half of 2004 increased 168% to $10.9 million or 12.4% of sales, compared to $4.1 million or 6.5% of sales in the same period last year. Diluted earnings per share were $0.72 for the first six months of 2004, compared to $0.29 for the same period last year.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "Our second quarter results exceeded our highest expectations as revenues were at a record level for the fifth consecutive quarter. Revenue and market share reached new highs and increased sales of our innovative value-added products expanded our gross margins. Our book-to-bill remains above one and design wins continue at a brisk pace. Given this strong order flow and accelerating demand from emerging consumer electronics markets, we expect top- and bottom-line growth to continue in the second half of the year."

END-MARKETS
"Diodes' revenue growth in the second quarter was driven by strong product demand for the Company's innovative space and power-saving subminiature devices across a wide range of consumer electronics and computing categories as well as the automotive end-user market. Diodes products used in TFT display, inverter and notebook applications were particularly strong as we continue to gain share. In addition, Powermite(R)3 revenue more than doubled in the quarter, as our previous design wins entered production, and our new SOT563 series, introduced last quarter, continues to roll out to a strong reception. Geographically, demand remained strong in Asia and North America, which accounted for 58% and 39% of total revenues, respectively. And the Company continued to make inroads in Europe, which accounted for 3% of total revenues," said Mark King, Vice President of Sales and Marketing of Diodes Incorporated.

DESIGN WINS AND NEW PRODUCTS
During the quarter, design wins continued to come from a wide range of consumer electronics-related end-user markets as well as the automotive and industrial sectors. In addition to the seasonally strong mobile handset, digital camera and digital audio player end-markets, growth consumer technologies, such as digital cable, high-definition television and WiFi networking are driving demand for Diodes' devices from the makers of set-top boxes, LCD and TFT displays, and wireless LANs.

"In Europe we had significant design wins with four key accounts, including our first win with our second major branded handset manufacturer, a custom array win at a major industrial account, and our first approvals at a well known consumer electronics manufacturer. Our ability to work closely with individual customers and to develop products tailored to their needs is driving demand for our arrays," added Mr. King.

FACTORY UTILIZATION AND LEAD TIME
"Our factories are running near capacity and lead times are lengthening slightly. We are adding capacity in a disciplined manner and reshaping our existing capacity toward higher-margin devices to meet demand," commented Mr. Chen.

Gross profit for the second quarter of 2004 increased to $15.0 million, or 32.0% of sales, compared to $12.8 million, or 30.8% of sales, in the first quarter of 2004 and $8.3 million, or 25.1%, in the second quarter of 2003. The improvements in gross margin were due to a more favorable product mix, increased factory utilization manufacturing cost efficiencies.

For the quarter, SG&A expenses were $6.4 million, or 13.6% of sales, as compared to $4.8 million, or 14.3% of sales, in the comparable quarter last year. Research and development expenses climbed to $815,000, or 1.7% of revenue, from $400,000, or 1.2%, in the second quarter of 2003, as the Company continues to focus on bringing new products to market.

Operating income for the second quarter increased 149% to $7.8 million, or 16.6% of sales, compared to $3.1 million, or 9.4%, for the second quarter of 2003.

                  Capital expenditures for the current quarter were $11.4 million and $14.1 million year to date. Depreciation expense for the quarter was $3.0 million. As the strong market demand continues, we are increasing planned capital expenditures to $20-24 million for the full year.

At June 30, 2004, Diodes had $14.6 million in cash, $33.1 million in working capital and $9.7 million in term debt. For the first six months of 2004, shareholder equity increased 20.8% to $86.3 million. Cash flow from operations was $13.8 million in the first half of 2004.

BUSINESS OUTLOOK
                  "Entering the third quarter, shipments and orders for delivery remain relatively strong in both Asia and North America, and our book-to-bill ratio is above one. Order cycles are lengthening and distributor inventory remains at relatively low levels for discretes. Given these factors, and coming off five consecutive record revenue quarters including this quarters' 13.5% sequential growth, we are projecting another record revenue quarter with a 2-5% sequential increase. In addition, we are forecasting a slight sequential expansion in gross margins due to better product mix, new product revenue expansion, and manufacturing cost efficiencies with continued earnings per share improvement." Chen concluded.

CONFERENCE CALL
                  Diodes Incorporated will hold its fourth quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 60 days.

ABOUT DIODES INCORPORATED
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9001:2000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at www.diodes.com.

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995: ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS FLUCTUATIONS IN PRODUCT DEMAND, THE INTRODUCTION OF NEW PRODUCTS, THE COMPANY'S ABILITY TO MAINTAIN CUSTOMER AND VENDOR RELATIONSHIPS, TECHNOLOGICAL ADVANCEMENTS, IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GROWTH IN TARGETED MARKETS, RISKS OF FOREIGN OPERATIONS, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Source:  Diodes Incorporated
CONTACT:  Crocker Coulson, Partner, CCG; (818) 789-0100
e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief Financial Officer, Diodes, Incorporated; (805) 446-4800 carl_wertz@diodes.com

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.


CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS



                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                        THREE MONTHS ENDED                             SIX MONTHS ENDED
                                                             JUNE 30,                                      JUNE 30,
                                            -------------------------------------------    -----------------------------------------
                                                   2003                    2004                  2003                   2004
                                            --------------------    -------------------    ------------------    -------------------

NET SALES                                       $  33,316,000           $  47,012,000          $   62,762,000        $   88,442,000
COST OF GOODS SOLD                                 24,970,000              31,984,000              46,955,000            60,664,000
                                            --------------------    -------------------    ------------------    -------------------

     Gross profit                                   8,346,000              15,028,000              15,807,000            27,778,000

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                            4,777,000               6,417,000               9,009,000            11,908,000
RESEARCH AND DEVELOPMENT EXPENSES                     400,000                 815,000                 746,000             1,562,000
LOSS (GAIN) ON SALE OF FIXED ASSETS                    32,000                  (8,000)                (56,000)               15,000
                                            --------------------    -------------------    ------------------    -------------------
      Total operating expenses                      5,209,000               7,224,000               9,699,000            13,485,000

     Income from operations                         3,137,000               7,804,000               6,108,000            14,293,000

OTHER INCOME (EXPENSE)
     Interest income                                    5,000                   8,000                   9,000                10,000
     Interest expense                                (223,000)               (153,000)               (472,000)             (337,000)
     Other                                             (7,000)                 24,000                 (96,000)             (124,000)
                                            --------------------    -------------------    ------------------    -------------------
                                                     (225,000)               (121,000)               (559,000)             (451,000)

Income before income taxes and minority
interest                                            2,912,000               7,683,000               5,549,000            13,842,000
INCOME TAX BENEFIT (PROVISION)                       (651,000)             (1,383,000)             (1,268,000)           (2,543,000)
                                            --------------------    -------------------    ------------------    -------------------
 Income before minority interest                    2,261,000               6,300,000               4,281,000            11,299,000

MINORITY INTEREST IN JOINT VENTURE EARNINGS           (89,000)               (177,000)               (187,000)             (319,000)
                                            --------------------    -------------------    ------------------    -------------------

NET INCOME                                      $   2,172,000           $   6,123,000          $    4,094,000        $   10,980,000
                                            ====================    ===================    ==================    ===================

EARNINGS PER SHARE
     Basic                                      $        0.17           $        0.46          $         0.33        $         0.83
     Diluted                                    $        0.15           $        0.40          $         0.29        $         0.72
                                            ====================    ===================    ==================    ===================

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                         12,678,194              13,265,146              12,575,166            13,180,992
     Diluted                                       14,268,400              15,329,760              14,058,761            15,306,089
                                            ====================    ===================    ==================    ===================





                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                     ASSETS

                                                                              DECEMBER 31,              JUNE 30,
                                                                                  2003                    2004
                                                                           -------------------     -------------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
     Cash and cash equivalents                                                  $  12,847,000           $  14,586,000
     Accounts receivable
         Customers                                                                 27,010,000              32,428,000
         Related parties                                                            3,938,000               4,892,000
                                                                           -------------------     -------------------
                                                                                   30,948,000              37,320,000
         Less:  Allowance for doubtful receivables                                    375,000                 374,000
                                                                           -------------------     -------------------
                                                                                   30,573,000              36,946,000

     Inventories                                                                   16,164,000              19,650,000
     Deferred income taxes, current                                                 5,547,000               5,734,000
     Prepaid expenses and other current assets                                      2,256,000               2,294,000
     Prepaid income taxes                                                             446,000                 238,000
                                                                           -------------------     -------------------
                  Total current assets                                             67,833,000              79,448,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   47,893,000              55,436,000

DEFERRED INCOME TAXES, non-current                                                  1,816,000               1,296,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,163,000               1,763,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                    $ 123,795,000           $ 143,033,000
                                                                           ===================     ===================




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                DECEMBER 31,             JUNE 30,
                                                                                    2003                   2004
                                                                              ------------------     ------------------
                                                                                                        (UNAUDITED)
CURRENT LIABILITIES
     Line of credit                                                               $   8,488,000          $   7,661,000
     Accounts payable
         Trade                                                                       14,029,000             16,567,000
         Related parties                                                              3,453,000              4,804,000
     Accrued liabilities                                                              8,715,000             13,003,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              1,667,000
     Current portion of capital lease obligations                                       161,000                163,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          40,679,000             46,365,000

LONG-TERM DEBT, net of current portion
         Related party                                                                3,750,000              2,500,000
         Other                                                                        3,000,000              3,000,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,334,000              2,242,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,582,000              2,600,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share;  1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 14,627,284 and 14,930,159
         shares issued at December 31, 2003
         and June 30, 2004, respectively                                              6,502,000              6,704,000
     Additional paid-in capital                                                      11,192,000             14,793,000
     Retained earnings                                                               55,779,000             66,759,000
                                                                              ------------------     ------------------
                                                                                     73,473,000             88,256,000
     Less:
         Treasury stock - 1,613,508 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss                                           241,000                148,000
                                                                              ------------------     ------------------
                                                                                      2,023,000              1,930,000

                  Total stockholders' equity                                         71,450,000             86,326,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 123,795,000          $ 143,033,000
                                                                              ==================     ==================